UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)     May 22, 2002

DATALINK CORPORATION
(Exact name of registrant as specified in its charter)

MINNESOTA	00029758	41-0856543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8170 UPLAND CIRCLE

CHANHASSEN, MINNESOTA 55317

(Address of principal executive offices)

Registrant’s telephone number, including area code       (952) 944-3462

(Former name or former address, if changed since last report)

Item 5.  Other Events

On May 22, 2002, we completed a $5.3 million direct private offering of newly issued common stock to institutional investors. A total of 1,180,000 shares at $4.50 per share were sold. The investors also received warrants to purchase an aggregate 200,000 additional shares of common stock for $4.50 per share within the next five years.

We intend to use the net proceeds from this private placement for general corporate purposes, including working capital. Pending such uses, we intend to invest the net proceeds in short-term, interest-bearing, investment grade securities.

After the sale of the 1,180,000 shares in this private placement, we have 10,156,299 common shares outstanding.

Item 7.  Exhibits

10.19       Purchase Agreement dated May 22, 2002 between the Company and Needham Emerging Growth Partners, L.P., Needham Contrarian Fund, L.P., Needham Emerging Growth Partners (Caymans), L.P., Needham Growth Fund and Needham Aggressive Growth Fund

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATALINK CORPORATION

By	/s/ Daniel J. Kinsella
Daniel J. Kinsella, Chief Financial Officer